UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2010

CBOE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34774	20-5446972
(Commission File Number)	(IRS Employer Identification No.)

400 South LaSalle Street

Chicago, Illinois 60605

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (312) 786-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (16 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (16 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (16 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (16 CFR 240.13e-4(c)

ITEM 8.01	OTHER EVENTS

On July 8, 2010, the Circuit Court of Cook County ruled in favor of the Chicago Board Options Exchange, Incorporated (“CBOE”), a subsidiary of CBOE Holdings, Inc. (the “Company”), CME Group Index Services LLC (“CME”) and The McGraw-Hill Companies, Inc. regarding the index options litigation brought against the International Securities Exchange, LLC (“ISE”) and the Options Clearing Corporation (“OCC”).  As a result of today’s  ruling, ISE is prohibited from listing or offering a market for trading in options on either the S&P 500® Index (“SPX”) or the Dow Jones Industrial AverageSM (“DJX”), as to each of which CBOE holds an exclusive license.  In addition, the ruling forbids OCC, which clears trading for all U.S. options exchanges, from clearing SPX and DJX options unless they are traded pursuant to CBOE’s exclusive license.

A copy of CBOE’s press release is attached to this Report as Exhibit 99.1 and is incorporated by reference to this Item 8.01.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements.

None.

(b) Pro Forma Financial Information.

None.

(c) Shell Company Transactions

None.

(d) Exhibits

99.1      Press Release, dated July 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CBOE HOLDINGS, INC. (Registrant)

By:	/s/ Joanne Moffic-Silver
Joanne Moffic-Silver
Executive Vice President, General Counsel and Corporate Secretary

Dated: July 8, 2010

Exhibit Index

Exhibit Number	Description

99.1	Press Release, dated July 8, 2010